UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices, including zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2010, The PMI Group, Inc. (“TPG”), its primary mortgage insurance subsidiary, PMI Mortgage Insurance Co. (“PMI”), and PMI’s insurance subsidiary PMI Mortgage Assurance Co. (“PMAC”) entered into a letter agreement (the “Agreement”) with the Federal National Mortgage Association (“Fannie Mae”) pursuant to which Fannie Mae approved PMAC as an eligible mortgage insurer. Copies of the Agreement, and TPG’s press release issued on February 15, 2010, announcing the Agreement, are attached to this Report as Exhibits 99.1 and 99.2, respectively. As described below and as set forth in the Agreement, Fannie Mae’s approval of PMAC is subject to conditions and restrictions. The approval terminates on the earlier of December 31, 2011 or the date that PMI ceases to transact new business in all jurisdictions in which it is licensed.

Pursuant to the Agreement, Fannie Mae’s approval of PMAC is subject to continued compliance by PMAC and PMI with a proposal submitted by PMI and PMAC to Fannie Mae in connection with the request for PMAC’s approval (the “Proposal”), Fannie Mae’s Qualified Mortgage Insurer Approval Requirements, as amended from time to time, and additional conditions. In the event that these requirements or the approval conditions set forth in the Agreement are not met or maintained, Fannie Mae may in its discretion withdraw its approval and immediately suspend or terminate the eligibility of PMI or PMAC. Except as specifically noted in the Agreement, the Agreement is in addition to, and does not replace, Fannie Mae’s other rules and regulations applicable to mortgage insurers.

Among other conditions to the approval, the Agreement requires that PMAC shall have redomesticated in Arizona and used commercially reasonable efforts to merge with WMAC Credit Corporation, a Wisconsin-domiciled insurance subsidiary of PMI, with PMAC surviving the merger. We are awaiting final approval of the merger by the Arizona Corporations Commission.

The Agreement also requires that PMAC hold valid certificates of authority to write private mortgage insurance in California, Florida, Idaho, Illinois, Iowa, Kansas, Kentucky, Missouri, Ohio, Oregon and Wisconsin, and have applied for certificates of authority in Michigan, New Jersey, New York, North Carolina and Texas. PMI has satisfied these Fannie Mae requirements.

PMI is required to make a capital contribution to PMAC in an amount not to exceed $5 million and to purchase a surplus note from PMAC for an additional $5 million, the final terms of which are subject to the approval of the Arizona Department of Insurance. PMI may also invest up to an additional $10 million in PMAC; at least 50% of any such additional investment is required to be in the form of a surplus note.

Fannie Mae’s approval of PMAC is limited to California, Florida, Idaho, Illinois, Iowa, Kansas, Kentucky, Michigan, Missouri, New Jersey, New York, North Carolina, Ohio, Oregon, Texas and Wisconsin, (“Subject Jurisdictions”). The parties have agreed to negotiate in good faith the terms and conditions under which PMAC may be permitted to transact business in other states in which PMI may be required to cease writing business. In addition, the approval applies only to those Subject Jurisdictions in which PMI fails to satisfy, and has failed to obtain relief from, applicable regulatory capital requirements, and is conditioned on the requirement that PMAC’s direct written premiums for any calendar quarter may not exceed 20% of the combined direct written premiums of PMAC and PMI. The approval permits PMAC to insure only those loans that meet Fannie Mae, Freddie Mac or Federal Home Loan Bank (collectively, the “GSEs”) guidelines, Housing Financing Authority loans and jumbo loans that meet GSE guidelines other than loan amount.

The Agreement contains covenants restricting PMI and PMAC from taking a variety of actions, subject to enumerated exceptions, without Fannie Mae’s prior written consent, which is not to be unreasonably withheld, including: amending certain agreements with affiliates; paying dividends or making distributions or payments of indebtedness; transferring securities; modifying underwriting guidelines beyond eligibility standards for standard GSE business; transferring new mortgage insurance business to other affiliates; entering into new, or modifying existing, expense or tax sharing arrangements with affiliates or making expense sharing payments in excess of specified levels; allowing PMAC to enter into risk novation or commutation transactions; or transferring assets outside the ordinary course of business or in excess of specified levels. Notwithstanding these restrictions, the Agreement permits PMI to make dividend, interest and principal payments in connection with the issuance of certain new debt or equity instruments up to specified levels.

The foregoing description of the Agreement is qualified by the text of the actual Agreement attached to this Report as Exhibit 99.1.

Item 8.01	Other Events.

On February 10, 2010, the Arizona Department of Insurance (the “Department”) sent a letter to PMI (the “Waiver Letter”) that granted PMI’s request for a waiver from continued compliance with the minimum policyholders position (“MPP”) requirement contained in Arizona Revised Statutes Section 20-1550. The Waiver Letter permits PMI to continue to write new mortgage insurance contracts even in the event it does not continue to maintain the MPP required by Section 20-1550. The waiver is effective until December 31, 2011; however, the Director of the Department may, in her sole discretion, withdraw the waiver at any time if facts and circumstances warrant such action. Accordingly, there can be no assurance as to the period during which the waiver will remain in effect.

While the waiver remains in effect, the Waiver Letter requires that PMI:

•

Provide regular, periodic reports to the Department with respect to, among other things, PMI’s financial condition and financial projections, MPP and risk-to-capital ratio, underwriting guidelines and practices, and the volume and characteristics of new insurance written.

•	Submit to the Department for its approval, no later than February 28, 2010 and February 28, 2011, PMI’s annual operating plan for that calendar year.

•	Submit to the Department for its approval any proposed material change to PMI’s then-current underwriting guidelines or operating plan.

•	Review with the Department any known material change to PMI’s financial condition or then-current financial projections, or any material deviation from operating plan estimates.

The Waiver Letter also states that the Department may conduct examinations and/or analyses to confirm that PMI continues to operate within limits of the approved business plan and to ensure that its financial condition has not become financially hazardous to its policyholders and the public.

The Waiver Letter is attached to this Report as Exhibit 99.3. A press release issued by TPG on February 15, 2010, announcing PMI’s receipt of the Waiver Letter, is attached hereto as Exhibit 99.4.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following material is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Letter Agreement, dated February 12, 2010, by and among The PMI Group, Inc., PMI Mortgage Insurance Co., PMI Mortgage Assurance Co., and Federal National Mortgage Association.

99.2	The PMI Group, Inc. Press Release dated February 15, 2010.

99.3	Letter, dated February 10, 2010, from the Arizona Department of Insurance to PMI Mortgage Insurance Co.

99.4	The PMI Group, Inc. Press Release dated February 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Dated: February 15, 2010	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Dated: February 15, 2010	By:	/s/ Thomas H. Jeter
Thomas H. Jeter
Group Senior Vice President, Chief Accounting Officer and Corporate Controller